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                                                                   EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cragar Industries, Inc.:

We consent to the incorporation by reference in the registration statement of Cragar Industries, Inc. on Form S-3/A (File No. 333-58187) filed as of August 20, 1998, of our report dated March 18, 1999, on the balance sheet of Cragar Industries, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficiency and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 10-KSB of Cragar Industries, Inc.


                                       KPMG LLP

Phoenix, Arizona
March 30, 1999